UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2011

Majestic Capital, Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-32705		98-0521707
(Commission File Number)		(IRS Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda
(Address of Principal Executive Offices)		(Zip Code)

(441) 295-6689
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Termination of a Material Definitive Agreement.

On March 18, 2011, Bayside Capital Partners LLC (“Bayside”) notified Majestic Capital, Ltd. (“Majestic Capital”) of its termination of the Agreement and Plan of Merger and Amalgamation, dated September 21, 2010, among Bayside, Majestic Acquisition Corp. and Majestic Capital (the “Merger Agreement”). A description of the terms of the Merger Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by Majestic Capital with the U.S. Securities and Exchange Commission on September 21, 2010. In its termination notice, Bayside cited a material deterioration in Majestic Capital’s capital surplus, an inability to secure regulatory approval for the merger, and a failure to satisfy the closing condition with respect to termination of Majestic Capital’s lease for office space in Poughkeepsie, New York on terms acceptable to Bayside.

Item 8.01. Other Information.

On March 21, 2011, Majestic Capital issued a press release announcing the termination of the Merger Agreement and cancellation of the Special General Meeting of Shareholders scheduled for March 28, 2011.

The failure to complete the merger with Bayside is expected to result in a downgrade of Majestic Insurance Company’s “B++” financial strength rating from A.M. Best Company, Inc. and a conservation proceeding by the California Department of Insurance. As a result, Majestic Capital and its subsidiaries expect to seek protection under applicable United States and Bermuda bankruptcy and other similar laws for the protection of creditors.

Majestic Capital also announced that Majestic Insurance Company, its wholly-owned insurance subsidiary, had entered into a non-binding letter of intent with AmTrust Financial Services, Inc. (AmTrust) by which Majestic Insurance Company would sell AmTrust its renewal rights and AmTrust would assume Majestic Insurance Company’s loss reserves and in-force insurance business through a loss portfolio transfer and 100% quota share reinsurance agreement.

A copy of the press release is attached as Exhibit 99.1 hereto.

Majestic Capital is furnishing Exhibit 99.1 to this Current Report in accordance with Item 8.01. The exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	News Release of the Company dated March 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majestic Capital, Ltd.

March 21, 2011	By:	/s/ James J. Scardino
James J. Scardino Chief Executive Officer